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                                  EXHIBIT 10.67

                             FIRST AMENDMENT TO THE
                             FEDEX CORPORATION 2001
                              RESTRICTED STOCK PLAN

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                                 FIRST AMENDMENT
                            TO THE FEDEX CORPORATION
                           2001 RESTRICTED STOCK PLAN

         WHEREAS, pursuant to Section 12 of the FedEx Corporation 2001 Restricted Stock Plan (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of the corporation has the authority to amend the Plan; and

         WHEREAS, the Committee unanimously determined at its regularly scheduled meeting on July 16, 2001 to amend the Plan effective June 1, 2001 to permit recipients of restricted stock thereunder who retire at or after age 55 but before age 60 to continue to receive such shares as the restrictions lapse thereon (or "vest") during the Restriction Period (as defined in the Plan) and, accordingly, to extend the Restriction Period past retirement at or after age 55 but before age 60 so that restricted shares granted under the Plan shall continue to vest after and during such retirement;

         NOW, THEREFORE, the Plan is hereby amended effective June 1, 2001 by deleting clause (ii) of Section 8(a) of the Plan and substituting the following in its place:

            (ii) except as provided in paragraph (e) below, the recipient of the award shall remain in the employ of the Corporation or its subsidiaries during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to restrictions, except that with respect to recipients of awards on and after June 1, 2001 who retire at or after age 55 but before age 60, the Restriction Period for shares awarded before such retirement shall continue after the recipient's retirement until the restrictions lapse on all of such shares during the Restriction Period or until the earlier to occur of the events described in clauses (iii) or (iv) of Section 8(e).

         Except as amended hereby, the terms of the Plan shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned officer has executed this Amendment by authority of the Committee this 20th day of August, 2001.

                                             FEDEX CORPORATION

                                             By: /s/ Andrew M. Paalborg
                                                 ----------------------
                                             Andrew M. Paalborg
                                             Assistant Secretary